UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 18, 2009

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by SemGroup Energy Partners, L.P. (the “Partnership”) in Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2008 and July 24, 2008, events of default currently exist under the Partnership’s Amended and Restated Credit Agreement, dated February 20, 2008 (the “Credit Agreement”), among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, and the lenders from time to time party thereto (the “Lenders”).  As a result of the events of default, the Lenders under the Credit Agreement may, among other remedies, declare all outstanding amounts under the Credit Agreement immediately due and payable and exercise all rights and remedies available to the Lenders under the Credit Agreement and related loan documents.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 22, 2008, the Partnership and the requisite Lenders entered into a Forbearance Agreement and Amendment to Credit Agreement (the “Forbearance Agreement”) under which the Lenders agreed, subject to specified limitations and conditions, to forbear from exercising their rights and remedies arising from the Partnership’s events of default described above and other defaults or events of default described therein for the period commencing on September 18, 2008 and ending on the earliest of (i) December 11, 2008, (ii) the occurrence of any default or event of default under the Credit Agreement other than certain defaults and events of default indicated in the Forbearance Agreement, or (iii) the failure of the Partnership to comply with any of the terms of the Forbearance Agreement (the “Forbearance Period”).  As previously disclosed in Current Reports on Form 8-K filed with the SEC on December 12, 2008 and December 19, 2008, the Forbearance Period was extended until December 18, 2008 pursuant to a First Amendment to Forbearance Agreement and Amendment to Credit Agreement (the “First Amendment”), and the Forbearance Period was extended until March 18, 2009 pursuant to a Second Amendment to Forbearance Agreement and Amendment to Credit Agreement (the “Second Amendment”).

On March 18, 2009, the Partnership and the requisite Lenders entered into the Third Amendment to Forbearance Agreement and Amendment to Credit Agreement (the “Third Amendment”), dated as of March 17, 2009.  The Third Amendment extends the Forbearance Period until the earliest of (i) April 8, 2009, (ii) the occurrence of any default or event of default under the Credit Agreement other than certain defaults and events of default indicated in the Forbearance Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, or (iii) the failure of the Partnership to comply with any of the terms of the Forbearance Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment (the “Extended Forbearance Period”).  In addition, under the Third Amendment, the Partnership agreed to pay the Lenders executing the Third Amendment a fee equal to 0.25% of the aggregate commitments under the Credit Agreement.

Under the Forbearance Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the Lender’s forbearance is subject to certain conditions as described therein, including, among other items, periodic deliverables and minimum liquidity, minimum receipts and maximum disbursement requirements.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—
Third Amendment to Forbearance Agreement and Amendment to Credit Agreement, dated as of March 17, 2009, by and among SemGroup Energy Partners, L.P., Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  March 18, 2009                                                                  By:  /s/ Kevin L. Foxx
Kevin L. Foxx
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—
Third Amendment to Forbearance Agreement and Amendment to Credit Agreement, dated as of March 17, 2009, by and among SemGroup Energy Partners, L.P., Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto.